Exhibit 21.1

List of Subsidiaries of City Office REIT, Inc.

Name of Subsidiary		State of Incorporation or Organization

1.	City Office REIT Operating Partnership, L.P.	Maryland
2.	City Office Development, LLC	Delaware
3.	CIO Management Buyer LLC	Delaware
4.	City Office Management ULC	British Columbia
5.	Gibralt Amberglen LLC	Delaware
6.	Amberglen Properties Limited Partnership	Oregon
7.	CIO Amberglen, LLC	Delaware
8.	CORE Cherry GP Corp.	Delaware
9.	CORE Cherry Limited Partnership	Delaware
10.	Central Fairwinds GP Corporation	Florida
11.	Central Fairwinds Limited Partnership	Florida
12.	City Center STF GP Corp.	Florida
13.	City Center STF, LP	Florida
14.	SCCP Boise GP, Inc.	Delaware
15.	SCCP Boise Limited Partnership	Delaware
16.	SCCP Central Valley GP Corp.	Delaware
17.	SCCP Central Valley Limited Partnership	Delaware
18.	CIO Lake Vista GP, LLC	Delaware
19.	CIO Lake Vista, Limited Partnership	Delaware
20.	CIO Research Park GP, LLC	Delaware
21.	CIO Research Park, Limited Partnership	Delaware
22.	CIO 190 GP, LLC	Delaware
23.	CIO 190, Limited Partnership	Delaware
24.	CIO Intellicenter GP, LLC	Delaware
25.	CIO Intellicenter, Limited Partnership	Delaware
26.	CIO Superior Pointe GP LLC	Delaware
27.	CIO Superior Pointe Limited Partnership	Delaware
28.	CIO Crossroads GP, LLC	Delaware
29.	CIO Crossroads Limited Ppaartnership	Delaware
30.	CIO Tech Parkway Holdings, Limited Partnership	Delaware
31.	CIO Tech Parkway Holdings GP, LLC	Delaware
32.	CIO Intellicenter GP Outlet, LLC	Delaware
33.	CIO Intellicenter Outlet, Limited Partnership	Delaware
34.	CIO Carillon GP, LLC	Delaware
35.	CIO Carillon, Limited Partnership	Delaware
36.	CIO Park Tower GP LLC	Delaware
37.	CIO Park Tower Limited Partnership	Delaware
38.	CIO 5090 GP, LLC	Delaware
39.	CIO 5090, Limited Partnership	Delaware
40.	CIO San Tan I GP, LLC	Delaware
41.	CIO San Tan I, Limited Partnership	Delaware
42.	CIO San Tan II GP, LLC	Delaware
43.	CIO San Tan II, Limited Partnership	Delaware
44.	CIO 2525 McKinnon GP, LLC	Delaware
45.	CIO 2525 McKinnon, Limited Partnership	Delaware
46.	CIO Research Commons, LLC	Delaware
47.	CIO Technology Point I & II, LLC	Delaware
48.	CIO University Tech, LLC	Delaware
49.	CIO Sorrento Mesa, LLC	Delaware
50.	CIO Sorrento Mesa Holdings, LLC	Delaware
51.	CIO SM Land Holdings, LLC	Delaware

52.	CIO Mission City, LLC	Delaware
53.	CIO Mission City Holdings II, LLC	Delaware
54.	CIO SM Land, LLC	Delaware
55.	CIO Papago Tech, LLC	Delaware
56.	CIO Papago Tech Holdings, LLC	Delaware
57.	CIO OP Holdings, LLC	Delaware
58.	CIO Pima GP, LLC	Delaware
59.	CIO Pima, Limited Partnership	Delaware
60.	CIO Circle Point GP, LLC	Delaware
61.	CIO Circle Point, Limited Partnership	Delaware
62.	CIO Quad GP, LLC	Delaware
63.	CIO Quad, Limited Partnership	Delaware
64.	CIO Circle Point Land GP, LLC	Delaware
65.	CIO Circle Point Land, Limited Partnership	Delaware
66.	CIO Circle Point MH Land, LLC	Delaware
67.	CIO Camelback GP, LLC	Delaware
68.	CIO Camelback, Limited Partnership	Delaware
69.	CIO Lake Mary GP, LLC	Delaware
70.	CIO Lake Mary, Limited Partnership	Delaware
71.	CIO Canyon Park GP, LLC	Delaware
72.	CIO Canyon Park, Limited Partnership	Delaware
73.	CIO Cascade Station GP, LLC	Delaware
74.	CIO Cascade Station, Limited Partnership	Delaware
75.	CIO 7601 DTC GP, LLC	Delaware
76.	CIO 7601 DTC, Limited Partnership	Delaware
77.	CIO Administrative Services, LLC	Delaware
78.	CIO 5910 Pacific Center, LLC	Delaware
79.	CIO 9985 Pacific Heights, LLC	Delaware
80.	CIO Block 23, LLC	Delaware
81.	CIO Terraces, LLC	Delaware
82.	CIO Bloc 83, LLC	Delaware
83.	CIO Block 23 PHX TRS, LLC	Delaware
84.	CIO Bloc 83 Tower II, LLC	Delaware